Exhibit 21.1

Significant Subsidiaries of Navigant Consulting, Inc.



Name                        State of Incorporation     Doing business as
----                        ----------------------     -----------------

Peterson Consulting, LLC    Illinois                   Navigant Consulting, Inc.